                                                                    Exhibit 23.1

                        LEE KEELING AND ASSOCIATES, INC.
                              PETROLEUM CONSULTANTS
                                FIRST PLACE TOWER
                         15 EAST 5TH STREET, SUITE 3500
                         TULSA, OKLAHOMA 74103-4350 USA
                                 (818) 587-5521
                            FACSIMILE (818) 587-2881


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS




         Lee Keeling and Associates, Inc. ("Lee Keeling") hereby consents to references to Lee Keeling as expert and to its reserve reports and to information depicted in the Annual Report on Form 10-K for the year ended December 31, 1999 for Petroglyph Energy, Inc., a Delaware corporation, that was derived from our reserve reports.

                                        LEE KEELING AND ASSOCIATES, INC.




                                        By:  /s/ Kenneth Renberg
                                           -------------------------------------
                                                 Kenneth Renberg, Vice President


Tulsa, Oklahoma
April 20, 2000